                                                                   Exhibit 10.37



                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT dated as of July 31, 2002 (the "Agreement") by EDISON SCHOOLS INC. ("Pledgor") in favor of EDISON RECEIVABLES COMPANY LLC ("Pledgee").


         WHEREAS, the parties hereto have entered into that certain Purchase Agreement dated as of October 31, 2001 (the "Original Purchase Agreement");


         WHEREAS, pursuant to the Original Purchase Agreement, the Pledgor has certain obligations to the Pledgee, including the obligation to sell, from time to time, Receivables to the Pledgee;


         WHEREAS, Pledgor wishes to induce Pledgee to purchase additional Receivables and to extend the existing commitment under the Original Purchase Agreement;


         WHEREAS, the parties have agreed to enter into that certain Amended and Restated Purchase and Contribution Agreement of even date herewith (the "Purchase Agreement") conditioned upon the parties entering into this Agreement simultaneously with the Purchase Agreement;


         WHEREAS, Pledgee has requested, and Pledgor has agreed to provide, collateral security for the performance of Pledgor's obligations under the Purchase Agreement; and

         WHEREAS, Pledgor and Pledgee desire to provide for the release or subordination of the security interest granted hereby upon the occurrence of certain conditions as set forth herein;


         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Except where otherwise specifically provided, all capitalized terms which are not defined herein but which are defined in the Purchase Agreement are used herein as so defined.

         2. Grant of Security Interest. As collateral security for (a) the prompt and complete payment and performance when due of Pledgor's obligations under Section 2.05, Section 6.07 and Section 8.03 of the Purchase Agreement (collectively, the "Secured Obligations") and (b) all costs and expenses incurred by Pledgee in connection with the enforcement of Pledgee's rights against the Pledgor under the Facility Documents, Pledgor hereby assigns, transfers, pledges and grants to Pledgee a security interest in and to (all of such property being hereinafter collectively referred to as the "Collateral"):

                  (a) (i) all of Pledgor's membership interest in 110th and 5th Associates, LLC, a New York limited liability company ("110th and 5th"), (ii) any and all additional interests and/or membership interests issued from time to time in respect thereof, (iii) all certificates, instruments, or other writings representing or evidencing any of the foregoing or any portion thereof, (iv) any other claims which the Pledgor now has or may acquire in its capacity as a member of 110th and 5th and (v) any and all proceeds of the foregoing (the membership and all other interests above, the "Pledged LLC Interest"); and

                  (b) (i) all of Pledgor's right, title and interest under, in and to all of the loans evidenced by promissory notes listed on
         Schedule I attached hereto, (ii) any and all additional interests and/or promissory notes issued from time to time in respect thereof,
         (iii) all notes, instruments, or other writings representing or evidencing the foregoing or any portion thereof, (iv) any other claims which the Pledgor now has or may acquire in its capacity as lender and/or holder with respect to such promissory notes, and (v) any and all proceeds of the foregoing (the promissory notes and all other interests above, the "Promissory Notes").

                  3. Release and Subordination of Security Interest.

                  (a) If (i) "Special Condition (a)" (as defined in the Real Estate Agreement) occurs, (ii) the conditions precedent to the $10 million Term Loan (as defined in the Real Estate Agreement) and a $10 million revolving loan as contemplated by Section 2 of the Real Estate Agreement (the "Revolving Loan") have been satisfied, and (iii) such $10 million Term Loan has been fully drawn in accordance with the terms thereof and $5 million of the Revolving Loan has been drawn in accordance with the terms thereof, then Pledgee shall release the security interest in the Collateral granted hereby.

                  (b) If (i) "Special Condition (b)" (as defined in the Real Estate Agreement) occurs, (ii) the conditions precedent to the loan by the lender under the Real Estate Agreement (the "Real Estate Lender") of all or any portion of the up to $10 million Term Loan have been satisfied, and (iii) $5 million of such Term Loan has been drawn in accordance with the terms thereof, then Pledgee shall permit Pledgor to cause 110th and 5th to grant a mortgage on the real estate assets of 110th and 5th listed on Exhibit C (the "Harlem Property") in favor of the Real Estate Lender to secure such Term Loan. If the events under the foregoing clauses (i) and (ii) occur, simultaneously with the Pledgor's draw of $10 million of such Term Loan in accordance with the terms thereof, the Pledgee shall release the security interest in the Pledged LLC Interest.

                  (c) If (i) "Special Condition (b)" occurs, (ii) Pledgor has satisfied the conditions precedent for the Second Closing Date with respect to all or any portion of the Revolving Loan, (iii) Pledgor has drawn $10 million under the Term Loan, and (iv) $1 million of the Revolving Loan has been drawn in accordance with the terms thereof, then Pledgee shall permit Pledgor to grant a security interest in the Promissory Notes in favor of the Real Estate Lender and Pledgee shall subordinate its interest therein to the security interest of the Real Estate Lender therein (the "Real Estate Lender Lien"). If the events under the foregoing clauses (i), (ii) and (iii) occur and Pledgor has drawn $15 million in the aggregate under the Term Loan and the Revolving Loan, then Pledgee shall release the security interest in the Promissory Notes.

                  (d) Pledgor may cause 110th and 5th to sell the Harlem Property to a purchaser or grant a mortgage thereon to a lender other than the Real Estate Lender as set forth herein. When no mortgage in favor of the Real Estate Lender exists on the Harlem Property, if the proceeds of any such sale or financing are not less than $7 million, then Pledgee shall, simultaneously with the delivery to Pledgee of 25% of the proceeds of such sale or financing as cash collateral, permit Pledgor to consent to such sale or mortgage. When a mortgage on the Harlem Property in favor of the Real Estate Lender exists, if an amount equal to the lesser of (1) 25% of the sale proceeds received by 110th and 5th and (2) the excess of (x) the sale proceeds received by 110th and 5th over (y) the amount of the mortgage in favor of the Real Estate Lender is delivered to Pledgee as cash collateral, then the Pledgee shall, simultaneously with the delivery to the Pledgee of such amount, permit Pledgor to cause 110th and 5th to sell the Harlem Property.

                  (e) If all or any portion of the principal amount of any one or more of the Promissory Notes is paid in connection with a refinancing of the debt evidenced thereby prior to the pledge thereof to the Real Estate Lender, then the Pledgor shall cause 25% of the proceeds of such principal payment to be delivered to Pledgee as cash collateral. If all or any portion of the principal amount of any one or more of the Promissory Notes is paid in connection with a refinancing of the debt evidenced thereby after the pledge thereof to the Real Estate Lender, then the Pledgor shall cause to be delivered to Pledgee as cash collateral an amount equal to the lesser of (1) 25% of the proceeds of such principal payment, and (2) the excess of (x) the proceeds received by Pledgor over (y) the amount paid to the Real Estate Lender.

                  (f) Amounts held by Pledgee pursuant to Section 3(d) and/or 3(e) shall be invested in such investments as Pledgor and Pledgee shall agree, and any proceeds of such investments shall be held by Pledgee as additional collateral. Such amounts shall be retained by Pledgee as additional collateral notwithstanding any subsequent release by Pledgee of Collateral upon the occurrence of "Special Condition (a)" or any mortgage granted to the Real Estate Lender on the Harlem Property or granting of the Real Estate Lender Lien upon the occurrence of "Special Condition (b)"; provided, however, that if the Term Loan is fully drawn and Pledgor has satisfied the conditions precedent to draw an amount under the Revolving Loan such that the aggregate amount Pledgor has borrowed or is then permitted to borrow under the Real Estate Agreement is greater than or equal to $15 million and the aggregate amount Pledgor has drawn under the Real Estate Agreement is greater than or equal to $10 million then Pledgee shall release the security interest in the Collateral and all proceeds thereof.

                  4. Certain Understandings of the Parties.

                  (a) (i) The parties acknowledge and agree that the Pledged LLC Interest constitutes general intangibles (as defined in Section 9-102(a)(42) of the UCC); and (ii) the Pledgor represents and warrants that (1) neither the Pledged LLC Interest nor any portion thereof is or will be traded in and/or dealt in on securities exchanges or securities markets, (2) neither the Pledged LLC Interest nor the Articles of Organization of 110th and 5th will provide that the Pledged LLC Interest constitutes securities governed by the UCC, (3) the Pledged LLC Interest is not and will not be investment company securities within the meaning of Section 8-103 of the UCC and (4) the Pledged LLC Interest is not held in a securities account by the Pledgor.

                  (b) To better assure the perfection of the security interest of the Pledgee in the Pledged LLC Interest, concurrently with the execution and delivery of this Agreement, the Pledgor shall send written instructions in the form of Exhibit A hereto to 110th and 5th, and shall cause 110th and 5th to, and 110th and 5th shall, deliver to the Pledgor the Confirmation Statement and Instruction Agreement in the form of Exhibit B hereto pursuant to which 110th and 5th will confirm that it has registered the pledge effected by this Agreement on its books and agrees to comply with the instructions of Pledgee in respect of the Pledged LLC Interest without further consent of the Pledgor or any other Person. Notwithstanding the foregoing, but subject to Section 8 hereof, Pledgor shall continue to act as manager of 110th and 5th.

                  5. Representations, Warranties and Covenants of Pledgor - General. Pledgor hereby represents, warrants and covenants as follows:

                  (a) Pledgor (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, and (ii) has filed or caused to be filed all federal and state tax returns which are required to be filed and has paid or caused to be paid all amounts of taxes required to be paid by it, except for such taxes (x) as are being contested in good faith by proper proceedings and (y) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP.

                  (b) The execution, delivery and performance by the Pledgor of this Agreement will not contravene or constitute a default under any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Pledgor, the Amended and Restated Limited Liability Operating Agreement of 110th and 5th dated as of the date hereof, 2002 (the "LLC Agreement") or any material agreement to which the Pledgor or 110th and 5th is a party or by which any property of either of them is bound, and will not result in the creation or imposition of any Lien on any of the Collateral pursuant to any requirement of law or contractual obligation except for (i) the Liens created pursuant to this Agreement (including Liens contemplated by Section 3), and (ii) Liens (x) securing taxes, assessments, governmental charges or levies not yet delinquent or the payment of which is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established in accordance with GAAP and which do not, singly or in the aggregate, adversely affect in any material respect the Collateral or the Pledgee's ownership interest therein, and (y) arising by operation of law securing any amount not yet delinquent or the payment of which is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established in accordance with GAAP and which do not, singly or in the aggregate, adversely affect in any material respect the

         Collateral or the Pledgee's ownership interest therein (the Liens described in the foregoing clauses (i) through (ii), collectively, the "Permitted Liens").

                  (c) Pledgor acknowledges that UCC financing statements have been or will be filed in connection with the perfection of the security interest granted hereby. Pledgor understands that Pledgee has relied on Pledgor's representations set forth in the Purchase Agreement and the Officer's Certificate delivered in connection therewith as to jurisdiction of organization, location of chief executive offices, name, and transactions involving merger in order to conduct appropriate UCC financing statement searches with respect to the Pledgor. Pledgor covenants and agrees that Pledgor will not change its name, identity or corporate structure at any time during the term of this Agreement in any way that would make any financing statement or continuation statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506, 9-507 or 9-508 of the UCC unless it shall have given the Pledgee at least 30 days' prior written notice thereof and causes such financing statements or continuation statement to be amended or a new financing statement to be filed. The Pledgor shall give the Pledgee 15 days' prior written notice of any relocation of its chief executive office or jurisdiction of incorporation.

                  (d) This Agreement is the valid and binding obligation of Pledgor, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy and other similar laws affecting creditors' rights generally.

                  (e) No consent or authorization of, filing with, or other act by any governmental authority and no consent of any other person or entity is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

                  (f) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against Pledgor or against any of its properties.

                  (g) Except as expressly provided for herein, Pledgor shall not sell, assign, transfer, pledge or otherwise dispose of any portion of the Collateral, or contract to do so without the written consent of the Pledgee.

                  (h) Pledgor will advise Pledgee promptly, in reasonable detail, of (i) any Lien on, or claim asserted against, any portion of the Collateral, other than Permitted Liens, and (ii) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the value of the Collateral or on the Liens created hereunder.

                  (i) Pledgor will not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the Collateral or the security of this Agreement.

                  6. Representations, Warranties and Covenants of Pledgor - Pledged LLC Interest. Pledgor hereby represents, warrants and covenants as follows:

                  (a) 110th and 5th (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, and has all company powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, and (ii) has filed or caused to be filed all federal and state tax returns which are required to be filed and has paid or caused to be paid all amounts of taxes required to be paid by it, except for such taxes (x) as are being contested in good faith by proper proceedings and (y) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP.

                  (b) Pledgor is the sole member of 110th and 5th.

                  (c) Pledgor owns the Pledged LLC Interest free and clear of any Liens, other than Permitted Liens.

                  (d) Subject to Section 3 hereof, Pledgee has and shall have a valid, enforceable and perfected first priority Lien on the Pledged LLC Interest and the proceeds thereof. No security agreement, financing statement or other public notice with respect to all or any part of the Pledged LLC Interest is on file or of record in any public office, except as may be filed pursuant to the terms of this Agreement.

                  (e) Pledgor's membership interest in 110th and 5th has been duly authorized, validly issued and is fully paid and non-assessable. Pledgor has paid in full its capital contribution to 110th and 5th as recorded on the books and records of 110th and 5th, and Pledgor is not required to contribute any additional amounts to the capital of 110th and 5th.

                  (f) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against 110th and 5th or against any of its properties.

                  (g) Pledgor will not create, incur or permit to exist, will defend the Pledged LLC Interest against, and will take such other action as is necessary to remove, any Lien or claim on or to the Pledged LLC Interest, other than the Lien created by this Agreement and any other Permitted Liens, and will defend the right, title and interest of the Pledgee in, to and under the Pledged LLC Interest against the claims and demands of all persons whomsoever.

                  (h) The assets of 110th and 5th are listed on Exhibit C hereto. Such assets are not and will not be subject to any Liens during the term of this Agreement, other than as contemplated by Section 3 above and Permitted Liens.

                  (i) There is no claim or liability, or to the knowledge of the Pledgor, any pending or threatened litigation, investigation, proceeding or arbitration affecting 110th and 5th or its properties or assets.

                  (j) The LLC Agreement does not and will not prohibit, restrict or otherwise interfere with Pledgee's rights under this Agreement, including, but not limited to Pledgee's right, in the event of a default by Pledgor, under Section 8 of this Agreement, to exercise any and all voting and other consensual rights pertaining to the Pledged LLC Interest and to receive and retain as additional collateral all distributions and interest in respect thereof.

                  (k) Pledgor will not cause or permit 110th and 5th to violate the terms of the LLC Agreement. Except as contemplated by Section 3 above, Pledgor will not cause or permit 110th and 5th to (i) acquire any assets, (ii) transfer or dispose of all or any portion of any asset (including by license, lease, participation or encumbrance of any kind), (iii) incur any indebtedness, (iv) issue any guarantees, or (v) otherwise incur or contract to incur any obligation of any kind whatsoever.

                  7. Representations, Warranties and Covenants of Pledgor - Promissory Notes. Pledgor hereby represents, warrants and covenants as follows:

                  (a) Pledgor owns the Promissory Notes free and clear of any Liens, other than Permitted Liens.

                  (b) Pledgee has, and, subject to Section 3 above, at all times during the term of this Agreement, shall have a valid, enforceable and, upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose law governs the perfection of Pledgee's security interests in the Promissory Notes and/or taking possession of such Promissory Notes, perfected Lien on the Promissory Notes and the proceeds thereof, and such Promissory Notes are and will be subject to no Liens other than Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Promissory Notes is on file or of record in any public office, except as may be filed pursuant to the Real Estate Lender Lien or the terms of this Agreement.

                  (c) Pledgor shall do all things necessary to preserve the Promissory Notes so that they remain subject to the security interest granted hereunder, subject, however, to Section 3 hereof. Without limiting the foregoing, Pledgor will comply with all rules, regulations and other laws of any governmental authority and cause the Promissory Notes to comply with all applicable rules, regulations and other laws. Pledgor will not allow any default for which Pledgor is responsible to occur under any of the Promissory Notes and Pledgor shall fully perform or cause to be performed when due all of its obligations under the Promissory Notes.

                  (d) Simultaneously with the execution and delivery of this Agreement, Pledgor shall deliver to the Pledgee or a designated assignee of the Pledgee (i) the Promissory Notes, together with an effective endorsement in blank, (ii) full and complete copies of the mortgages together with the assignments thereof in recordable form, and
         (iii) full and complete copies of any other documents relating to collateral for the Promissory Notes, together with appropriate assignments thereof (collectively, the "Loan Documents"). Upon the occurrence of the events contemplated by Section 3(a) or 3(c) above, such Loan

         Documents shall be delivered to the Pledgor or the Real Estate Lender, as applicable. Upon the occurrence of the events contemplated by
         Section 3(e) the Promissory Notes and the related Loan Documents shall be delivered to Pledgor simultaneously with the delivery by Pledgor of the cash collateral as contemplated by such Section 3(e).

                  (e) Each Promissory Note is valid and enforceable against its respective obligor.

                  (f) No provision of any Promissory Note in any manner restricts the ability of the Pledgor or the Pledgee to assign, participate, grant security interests in, or otherwise transfer all or any portion of the Pledgor's or the Pledgee's interest in the Promissory Notes.

                  (g) No obligor is in default in any material respect under or with respect to any of its obligations under the Promissory Notes.

                  (h) Pledgor shall not amend, refinance, cancel or forgive any indebtedness evidenced by the Promissory Notes or release or impair any collateral related thereto, provided, however, that the Promissory Notes may be refinanced as contemplated in Section 3. Pledgor shall service the portfolio of Promissory Notes with the degree of care and skill that would be expected of a reasonably prudent person.

                  8. Default; Remedies.

                  (a) If Pledgor fails to perform any of the Secured Obligations in accordance with their terms, (i) the Pledgee may exercise, in addition to all other rights and remedies granted to it in the Purchase Agreement and this Agreement, all rights and remedies of a secured party under the applicable UCC, (ii) Pledgee shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged LLC Interest and to receive and retain as additional collateral all distributions and interest in respect thereof, (iii) Pledgee shall be entitled to receive and collect payments of principal and interest in respect of the Promissory Notes and to exercise remedies for nonpayment provided therein and in any documents providing collateral security for the payment of the Promissory Notes, and (iv) Pledgor shall pay Pledgee's costs of collection, including the reasonable fees and expenses of counsel, and the obligation to pay such costs shall constitute an additional obligation secured by the Collateral.

                  (b) If any notice of a proposed sale or other disposition of the Pledged LLC Interest and/or the Promissory Notes shall be required by Law, such notice shall be deemed reasonable and proper if given as provided herein at least 10 Business Days before such sale or other disposition.

                  9. Miscellaneous.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. The parties hereto hereby submit to the nonexclusive jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the purpose of adjudicating any claim or controversy arising under this Agreement, and for such purpose, to the extent they may lawfully do so, waive any objection which they may now or hereafter have to such jurisdiction or to venue therein and any claim of inconvenient forum with respect thereto. Nothing in this Section 9(a) shall affect the right of Pledgee (or its assignee) to bring any action or proceeding against the Pledgor in the courts of other jurisdictions. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM ESTABLISHED BY THIS AGREEMENT OR ANY OTHER CONTRACT, INSTRUMENT, DOCUMENT OR AGREEMENT ENTERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OTHER PERSON.

                  (b) All notices, requests, consents and demands hereunder shall be in writing and shall together with any payments be personally delivered or sent postage prepaid to the intended party at the address set forth below or such other address as a party may specify by written notice to the other party:

                  If to Pledgor:

                           Edison Schools Inc.
                           521 Fifth Avenue, 11th Floor
                           New York, New York 10175
                           Attention: Adam T. Feild
                           Telephone:  (212) 419-1600
                           Telecopy:   (212) 419-1705
                           E-mail: afeild@edisonschools.com


                  If to Pledgee:

                           Edison Receivables Company LLC
                           529 Fifth Avenue, 11th Floor
                           New York, New York 10017
                           Attention: Christopher J. Scarlata
                           Telephone:  (212) 599-2655
                           Telecopy:   (212) 599-2652


                  with a copy to the Lender, at the following address:

                           Merrill Lynch Mortgage Capital Inc.
                           4 World Financial Center
                           22nd Floor
                           New York, New York 10080
                           Attention:  Drew Nugent
                           Telephone:  (212) 449-8246
                           Telecopy:   (212) 449-6673
                           E-mail:  drewnugent@exchange.ml.com

         The date or mailing of a notice or other statement shall be deemed the date the notice is given or statement rendered.

         (c) The terms of this Agreement may be waived, altered or amended only in writing signed by the parties hereto.

         (d) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the Pledgor may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Pledgee and the Lender. No provision of this Agreement shall in any manner restrict the ability of the Pledgee to assign, participate, grant security interests in, or otherwise transfer all or any portion of the Pledgee's interest in the Agreement and the Collateral to the Lender. The Pledgor hereby agrees and consents to the assignment as security by the Pledgee of all of its rights under, interest in and title to this Agreement to the Lender.

         (e) This Agreement may be executed in counterparts, which together shall constitute one and the same instrument.

         (f) No delay or failure by the Pledgee in the exercise of any right or remedies shall constitute a waiver thereof, and no single or partial exercise by the Pledgee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         (g) The invalidity or unenforceability of any provision(s) of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         (h) All representations and warranties of Pledgor contained in this Agreement shall be true and correct at the time of execution of this Agreement and until this Agreement terminates.

         (i) This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings, oral or written, with respect to the subject matter hereof, including the Receivables Financing Commitment Letter, dated June 4, 2002 from the Lender to the Pledgor and the Pledgee.

         (j) When the obligations secured hereby are paid in full or released in writing by the Pledgee (or its assignees), this Agreement shall terminate.

         (k) The parties hereto agree that the Lender shall be the third-party beneficiary of this Agreement and shall have full right, power and authority to enforce the Pledgee's rights and the Pledgor's obligations under this Agreement.

         (l) The Pledgor shall, upon the request of the Pledgee, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following such request, further information, instruments or documentation and take such further action as may reasonably be requested by Pledgee to effectuate the intention, performance and provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.




                                        EDISON SCHOOLS INC.

                                        By: /s/ David Graff
                                           -------------------------------------
                                        Name:  David Graff
                                        Title: Senior Vice President and General
                                               Counsel


                                        EDISON RECEIVABLES COMPANY LLC


                                        By: /s/ Jay A. Rosenberg
                                           -------------------------------------
                                        Name:  Jay A. Rosenberg
                                        Title: Treasurer